Exhibit 99.1

MortgageIT Holdings, Inc. Reports Second Quarter 2004 Financial Results

Reports $3.4 billion in mortgage funding volume, including record $ 1.5 billion in purchase (non-refinance) mortgage fundings; launches adjustable rate investment loan portfolio

New York, N.Y., August 31, 2004—MortgageIT Holdings, Inc. (NYSE: MHL) today announced results for the second quarter ended June 30, 2004.  MortgageIT Holdings (the Company) completed its reorganization into a real estate investment trust (REIT) and consummated its initial public offering on August 4, 2004.  Results for the quarter and six months ended June 30, 2004 relate exclusively to the Company’s predecessor, MortgageIT, Inc., a national mortgage originator that is now wholly owned and operated by the Company as a taxable REIT subsidiary.  In this release and going forward, the Company will refer to its taxable REIT subsidiary as the “TRS.”  The Company expects that future results of operations will be different from the TRS’s historical operating results.

•                  For the second quarter ended June 30, 2004, the Company recognized net income of $2.8 million, or $0.15 per diluted share computed on a pro forma basis.  Actual net income per diluted share was $0.58 for the same period.  Earnings per diluted share are presented on both an actual basis and a pro forma basis for comparative purposes to reflect the consummation of our reorganization and initial public offering on August 4, 2004.

•                  Second quarter loan funding volume was $3.4 billion, which included a Company record $1.5 billion in purchase (non-refinance) mortgage loan volume.

•                  On August 4, 2004, the Company completed its initial public offering and raised net proceeds of approximately $163.8 million, after deducting underwriting discounts and commissions and offering expenses, through the issuance of 14.6 million shares at a price to the public of $12.00 per share.

•                  Since completion of the Company’s initial public offering, it has successfully launched its fully self-originated investment loan portfolio, with approximately $500 million in high quality ARM loans as of August 31, 2004, with a weighted average coupon, or WAC, of 5.4%, an average FICO score of 731, an average loan-to-value ratio, or LTV, of 74%, and an average loan size of $288,000.

•                  The Company opened four new retail branches during the quarter, which raises its total branch count to 43 (20 retail and 23 wholesale).

•                  The Company established Unified Settlement Services, a wholly owned subsidiary that offers title, settlement and appraisal services.

	For the three months ended June 30,		For the six months ended June 30,
Loan Funding Information	2004	2003	2004	2003

Loan Fundings	$3.4 billion	$3.7 billion	$5.6 billion	$6.3 billion
% Refinance	55%	77%	58%	76%
% ARM loans	40%	24%	34%	20%

Loan Sales to Third Parties	$2.9 billion	$3.7 billion	$4.8 billion	$6.3 billion

Doug Naidus, Chairman and Chief Executive Officer, commented, “We are pleased with our second quarter results.  In our second quarter, the last period before our recent initial public offering and reorganization as a REIT, our national mortgage lending subsidiary generated strong loan fundings, including a Company record $1.5 billion in purchase money mortgage (non-refinance) volume.  Continued solid funding volume has enabled us to get off to a good start in building a high quality, fully self-originated investment loan portfolio.  We anticipate that our first loan securitization will be completed by the end of the third quarter and expect to have funded our fully-leveraged, self-originated investment loan portfolio to approximately $2.4 billion by year end.”

Outlook and Guidance

•                  The Company expects to increase its fully-leveraged, self-originated investment loan portfolio to between $850 million and $1.1 billion during the quarter ending September 30, 2004, and to approximately $2.4 billion by year end.

•                  The Company expects to declare its initial dividend in the fourth quarter of 2004, which will represent the distribution of earnings for the period from the Company’s commencement of operations in August 2004 through year end.  The Company expects to commence declaration of regular quarterly dividends in the first quarter of 2005.

•                  Loan funding volume amounted to $5.6 billion for the first six months of 2004, and the Company anticipates third quarter loan funding volume of $2.75 billion to $3.25 billion.

In the tables below, the Company presents both actual (GAAP) and pro forma data, which adjusts the historical data to give effect to the reorganization and the consummation of our initial public offering (assuming the reorganization and the initial public offering were each consummated on January 1, 2003).  Management believes this pro forma data is useful because the Company had not completed its reorganization into a REIT or its initial public offering during the second quarter, and the issuance of its shares pursuant to these transactions will be reflected in future financial reports.

Conference Call Information

MortgageIT Holdings, Inc. will hold an investor conference call to discuss second quarter financial performance at 10:00 a.m., Eastern Time, Wednesday, September 1, 2004.  Interested parties may listen to the call by dialing 888-277-8636 (U.S.), or 973-582-2785 (International), or by visiting the MortgageIT Holdings corporate website, http://www.mortgageitholdings.com, to listen to a live conference call webcast. A replay of the conference call will be available through September 8, 2004 at midnight ET. The replay can be accessed by dialing 877-519-4471 (U.S.), and 973-341-3080 (International). The pass code for the replay is 5114468.  An archived replay of the webcast will also be available on the Company’s corporate website.

About MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. (NYSE: MHL) was formed to act as the holding company of MortgageIT, Inc. (MortgageIT), its wholly owned residential mortgage lending subsidiary.  MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States.  MortgageIT originates single-family residential mortgage loans of all types, with particular focus on prime adjustable-rate (ARM) and fixed-rate, first-lien residential mortgage loans.  MortgageIT Holdings is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.  MortgageIT is organized and operates as MortgageIT Holdings’ taxable REIT subsidiary.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to fund a fully-leveraged, self-originated loan portfolio, our anticipated loan funding volume and our ability to successfully complete a securitization transaction. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  MortgageIT Holdings can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from MortgageIT Holdings’ expectations include, but are not limited to, MortgageIT’s continued ability to originate new loans, including loans that we deem suitable for our securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in MortgageIT Holdings’ Registration Statement on Form S-11 that was declared effective by the Securities and Exchange Commission (SEC) on July 29, 2004 and from time to time in MortgageIT Holdings’ SEC Reports. Such forward-looking statements speak only as of the date of this press release. MortgageIT Holdings expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For additional information contact:

Investors

Sean McGrath

MortgageIT Holdings, Inc.

646-346-8700

Media

Joe Lobello

Brainerd Communicators, Inc.

212-986-6667

MortgageIT Holdings, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues:
Gain on sale of mortgage loans	$21,904	$25,396	$37,672	$42,258
Brokerage revenues	11,844	16,456	20,589	30,805

Net interest income	3,836	2,596	6,608	4,864
Other	17	49	24	920
Total revenues	37,601	44,497	64,893	78,847
Operating expenses:
Compensation and employee benefits	19,899	21,004	36,431	38,284
Processing expenses	6,341	8,351	9,787	13,996
General and administrative expenses	2,486	2,807	4,803	4,913
Rent	1,858	1,604	3,673	3,141
Marketing, loan acquisition and business development	1,175	1,961	2,225	3,389
Professional fees	472	790	1,059	1,372
Depreciation and amortization	644	555	1,270	1,165
Total operating expenses	32,875	37,072	59,248	66,260

Income before income taxes	4,726	7,425	5,645	12,587
Income taxes	1,884	1,847	2,259	2,785
Net income	2,842	5,578	3,386	9,802
Dividends on convertible redeemable preferred stock, accrued and unpaid	1,699	1,552	3,360	3,055
Net income attributable to common stockholders	$1,143	$4,026	$26	$6,747
Net income per share of common stock (1):
Basic	$2.21	$7.79	$0.05	$13.05
Diluted	$0.58	$1.22	$0.05	$2.17
Weighted average number of shares — basic	518	517	518	517
Weighted average number of shares — diluted	4,917	4,559	577	4,518

Pro forma amounts(2):
Net income	2,842	5,578	3,386	9,802
Dividends on convertible redeemable preferred stock, accrued and unpaid	—	—	—	—
Net income attributable to common stockholders	$2,842	$5,578	$3,386	$9,802
Net income per share of common stock:
Basic	$0.15	$0.29	$0.17	$0.52
Diluted	$0.15	$0.29	$0.17	$0.52
Weighted average number of shares — basic	19,404	18,963	19,404	18,922
Weighted average number of shares — diluted	19,404	18,963	19,404	18,922

(1)  Reflects the impact on net income per share attributable to common stockholders, on a retroactive basis, for all periods presented, assuming that the exchange of all common shares of MortgageIT (assuming each share of the Company’s common stock was exchanged for approximately 12.80 shares of MortgageIT) pursuant to the reorganization (as described in the Company’s Registration Statement on Form S-11 that was declared effective by the Securities and Exchange Commission on July 29, 2004) had occurred on January 1, 2003.

(2)  Reflects the impact on net income available to common stockholders and net income per share, on a retroactive basis, for all periods presented, assuming that each of the following events had occurred on January 1, 2003:  (i) the exchange of all common and preferred shares of MortgageIT (assuming each share of the Company’s common stock was exchanged for approximately 12.80 shares of MortgageIT) pursuant to the reorganization (as described in the Company’s Registration Statement on Form S-11 that was declared effective by the SEC on July 29, 2004); and (ii) the Company’s initial public offering.

MortgageIT Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2004		December 31,
	Actual	Pro forma(1)	2003
	(unaudited)
ASSETS
Cash and cash equivalents	$6,351	$167,984	$22,261
Restricted cash	1,293	1,293	1,517
Marketable securities held to maturity	1,419	1,419	1,419
Mortgage loans held for sale	1,074,887	1,074,887	322,012
Receivables, net of allowance	18,593	18,593	10,301
Prepaids and other current assets	6,130	6,130	5,481
Goodwill	11,639	11,639	11,665
Property and equipment, net	4,928	4,928	5,324
Total assets	$1,125,240	$1,286,873	$379,980

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Warehouse lines payable	$1,031,214	$1,031,214	$300,699
Notes payable and other debt	15,000	15,000	1,125
Accounts payable, accrued expenses and other	28,480	28,480	30,996
Total liabilities	1,074,694	1,074,694	332,820

COMMITMENTS AND CONTINGENCIES
Convertible redeemable preferred stock:
22,000,000 shares authorized; 15,082,973 issued and outstanding	65,917	—	62,557

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock:	5	—	5
Actual: Series A, $0.01 par value; 1,895,000 shares authorized; 518,290 issued and outstanding
Pro forma: Common stock, $0.01 par value; 125,000,000 shares authorized; 19,404,000 issued and outstanding(1)	—	194	—
Additional paid-in capital	3,955	231,316	3,955
Accumulated deficit	(19,331)	(19,331)	(19,357)
Total stockholders’ equity (deficit)	(15,371)	212,179	(15,397)
Total liabilities and stockholders’ equity	$1,125,240	1,286,873	$379,980

(1)          Assumes the consummation of the reorganization and the Company’s initial public offering, as described in the Company’s Registration Statement on Form S-11 that was declared effective by the SEC on July 29, 2004.

[Reconciliation Tables Follow]

MortgageIT Holdings, Inc.

Reconciliation of Actual (GAAP) Weighted Average Number of Shares to

Pro Forma Weighted Average Number of Shares

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Actual weighted average number of shares-basic	518	517	518	517
Add assumed shares issued in connection with the reorganization	4,482	4,073	4,482	4,073
Add shares issued in connection with initial public offering	14,600	14,600	14,600	14,600
	19,600	19,190	19,600	19,190
Less adjustment to assumed shares issued in connection with the reorganization to reflect cash issued in exchange for shares and options	(196)	(196)	(196)	(196)
Pro forma weighted average number of shares-basic	19,404	18,994	19,404	18,994

Actual weighted average number of shares-diluted	4,917	4,559	577	4,518
Add assumed shares issued in connection with the reorganization	83	—	23	—
Add shares issued in connection with initial public offering	14,600	14,600	14,600	14,600
	19,600	19,159	19,600	19,118
Less adjustment to assumed shares issued in connection with the reorganization to reflect cash issued in exchange for shares and options	(196)	(196)	(196)	(196)
Pro forma weighted average number of shares-diluted	19,404	18,963	19,404	18,922

[Reconciliation Table Follows]

MortgageIT Holdings, Inc.

Reconciliation of GAAP to Pro Forma

Cash and Cash Equivalents, Common Stock, Additional Paid-in Capital,

MortgageIT Series A Common Stock and MortgageIT Preferred Stock

(in thousands)

(unaudited)

	Cash and cash equivalents	MortgageIT Holdings, Inc. Common Stock	Additional Paid-in Capital	MortgageIT, Inc. Class A Common Stock	MortgageIT, Inc. Preferred Stock

Actual at June 30, 2004	$6,351	—	$3,955	$5	$65,917

Add proceeds of initial public offering, net of underwriting discounts and commissions and offering expenses	163,813	146	163,667
Add/Less effect of exchange of MortgageIT shares for MortgageIT Holdings shares pursuant to the reorganization	—	50	65,872	(5)	(65,917)

Less cash payments to MortgageIT shareholders in lieu of MortgageIT Holdings common stock	(2,180)	(2)	(2,178)

Pro forma at June 30, 2004	$167,984	$194	$231,316	$—	$—